Exhibit 99.1

FOR IMMEDIATE RELEASE

CRAILAR® Organic Fibers IS APPROVED FOR GLOBAL ORGANIC
TEXTILE Standard CHEMICAL INPUT CERTIFICATION

Naturally Advanced Technologies' Flagship CRAiLAR Organic Fibers
Receives Highly-Regarded Third-Party Certification

PORTLAND, OR (August 2, 2010) - Naturally Advanced Technologies Inc. (NAT, OTCBB: NADVF, TSXV: NAT) announced today that CRAiLAR ® Organic fibers, the foundation for a truly sustainable yarn in the apparel industry, has been approved for the Global Organic Textile Standard (GOTS) Textile Auxiliary Agents, or chemical input, certification, being recognized as using only the cleanest and least toxic ingredients in their (wet) processing.

The certification indicates that CRAiLAR Organic Fibers uses only GOTS approved chemical inputs (auxiliary agents) in their processes.  The issuing organization, OneCert, evaluates specific criteria regarding prohibited substances and restricted inputs, such as genetically modified organisms and formaldehyde, as well as the risk and toxicity for substances used in all stages of production.

"Naturally Advanced Technologies is committed to maintaining the highest standards of environmental responsibility in the textile market," said Ken Barker, CEO, Naturally Advanced Technologies. "Obtaining the most stringent and well-respected certification with the GOTS Chemical Input standards validates our process and work to date.  CRAiLAR has always been eco sound; now we have certification confirming it."

The Global Organic Textile Standards (GOTS) is a collaborative effort between the Organic Trade Association, Soil Association, Internal Association Natural Textile Industry (IVN) and Japan Organic Cotton Association (JOCA).  The GOTS were developed to unify organic standards within the textile industry so manufacturers can market products to different countries under one certification that is recognized and acceptable in all major markets around the world.

CRAiLAR Organic Fibers are made from bast fibers, such as hemp and flax, long known as some of the most sustainable, renewable, environmentally sound crops in existence. The all-natural CRAiLAR process bathes these fibers in a proprietary enzyme wash that transforms their stiff, rough filaments into soft textile fibers that retain their strength and durability but have the texture of organic cotton.  The patented CRAiLAR technology was developed by Naturally Advanced Technologies in collaboration with the National Research Council of Canada.

For more information about CRAiLAR® Organic Fibers, visit www.crailar.com.

For Press information, please contact: Cheryl Roth, organicworks PR, (212) 253-0474, Cheryl@organicworkspr.com or Erin Brunner, organicworks PR, (212) 253-0474, Erin@organicworkspr.com

For Investor information, please contact: Kirsten Chapman / Cathy Mattison, Lippert / Heilshorn & Associates, 415.433.3777, ir@naturallyadvanced.com

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers.  The company, through its wholly owned subsidiary, Crailar Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with Canada's National Research Council and the Alberta Research Council.  Crailar® technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications.  The company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing and adheres to a "triple bottom line" philosophy, respecting the human rights of employees, the environmental impact of the company's operations and fiscal responsibility to its shareholders.  See www.naturallyadvanced.com

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees.  In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov.  These are among the primary risks we foresee at the present time.  The Company assumes no obligation to update the forward-looking statements.